EXHIBIT 10.7(f)

AMENDED AND RESTATED CINEMARK HOLDINGS, INC.

2006 LONG TERM INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD CERTIFICATE

THIS IS TO CERTIFY that Cinemark Holdings, Inc., a Delaware corporation (the “Company”), has offered you (“Grantee”) the right to receive restricted stock units (“Restricted Stock Units” or the “Award”) under the Amended and Restated Cinemark Holdings, Inc. 2006 Long Term Incentive Plan (the “Plan”), as follows:

Name of Grantee:

Hypothetical Number of Shares:

Offer Grant Date:	,

Offer Expiration Date:	45 Days after the Offer Grant Date

Payment Date:

Vesting Provisions:

The Award will vest in whole or in part on                     ,         provided (i) Grantee continues to provide Service through such date and (ii) the change in Implied Equity Value between January 1,             and December 31,             [3 years from Offer Grant Date] results in an internal rate of return (“IRR”) equal to or greater than the following performance schedule:

IRR	Vesting Percentage
less than 8.5%	0.0%
8.5%	33.3%
10.5%	66.6%
12.5% or greater	100.0%

Grantee is eligible to receive a ratable portion of the common stock issuable under this Award if the IRR is within the targets specified above rounded down to the nearest whole share.

Any Restricted Stock Units that vest in accordance with the performance schedule will be paid in the form of shares of Common Stock on the Payment Date specified above. The Restricted Stock Units will vest and the restrictions will lapse if the Grantee continues to provide Service through                     ,         [4 years from Offer Grant Date] and the performance targets specified above are attained. For purposes of determining Implied Equity Value, the multiple factor will be             .

By your signature and the signature of the Company’s representative below, you and the Company agree to be bound by all of the terms and conditions of the Restricted Stock Unit Agreement, which is attached hereto as Annex I and the Plan (both incorporated herein by this reference as if set forth in full in this document). By executing this Certificate, you hereby irrevocably elect to accept the Restricted Stock Units rights granted pursuant to this Certificate and the related Restricted Stock Unit Agreement and to receive the Award of Restricted Stock Units designated above subject to the terms of the Plan, this Certificate and the Award Agreement.

GRANTEE:	Cinemark Holdings, Inc.

By:
Name:	Name:
	Title:	Chief Executive Officer

Dated:	Dated:

AMENDED AND RESTATED

CINEMARK HOLDINGS, INC.

2006 LONG TERM INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

This Restricted Stock Unit Agreement (this “Agreement”), is made and entered into on the execution date of the Restricted Stock Unit Certificate to which it is attached (the “Certificate”), by and between Cinemark Holdings, Inc., a Delaware corporation (the “Company”), and the Director, Employee or Consultant (“Grantee”) named in the Certificate.

Pursuant to the Amended and Restated Cinemark Holdings, Inc. 2006 Long Term Incentive Plan, as amended or restated from time to time (the “Plan”), the Administrator of the Plan has authorized the grant to Grantee of restricted stock units (“Restricted Stock Units” or the “Award”), upon the terms and subject to the conditions set forth in this Agreement and in the Plan. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Plan.

NOW, THEREFORE, in consideration of the premises and the benefits to be derived from the mutual observance of the covenants and promises contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Basis for Award. This Award is made pursuant to Section 5.6 of the Plan. The Grantee hereby receives as of the date hereof an Award of Restricted Stock Units pursuant to the terms of this Agreement (the “Grant”)

2. Units Awarded.

(a) The Company hereby awards to Grantee Restricted Stock Units for the Hypothetical Number of Shares set forth in the Certificate. Restricted Stock Units are hypothetical Common Stock units having a value equal to the Fair Market Value of an identical number of shares of the Company’s Common Stock. Each restricted stock unit represents a right to receive one share of Common Stock from the Company at the Payment Date set forth in the Certificate.

(b) The Company shall in accordance with the Plan establish and maintain an account (the “Restricted Stock Unit Account”) for Grantee, and shall credit such account for the number of Restricted Stock Units granted to Grantee. The Company shall credit the Restricted Stock Unit Account for any securities or other property (including regular cash dividends) distributed by the Company in respect of its Common Stock. Any such property shall be subject to the same vesting schedule as the Restricted Stock Units to which they relate.

(c) Until the Restricted Stock Units awarded to the Grantee have vested and become payable on the Payment Date specified in the Certificate, the Restricted Stock Units and any related securities, cash dividends or other property nominally credited to a Restricted Stock Unit Account may not be sold, transferred, or otherwise disposed of, and may not be pledged or otherwise hypothecated.

3. Vesting. The Restricted Stock Units covered by this Agreement shall vest subject to the Vesting Schedule set forth in the Certificate. Any Restricted Stock Units not previously vested or forfeited shall vest upon the Sale of the Company, provided Grantee provides continuous Service through the consummation date of such Sale of the Company and satisfies the terms of this Agreement. Except as otherwise provided in this Section, if Grantee’s Service is terminated for any reason, including as a result of Grantee’s death, disability or retirement, any unvested Restricted Stock Units will be forfeited immediately.

4. Payment. Subject to Grantee’s satisfaction of applicable withholding requirements pursuant to Section 7 hereof, payment will be made in shares of Common Stock as soon as practicable after the Payment Date set forth in the Certificate. If the Certificate does not specify a Payment Date, the Payment Date will be the Vesting Date. The Administrator shall cause a stock certificate to be delivered to Grantee with respect to such shares free of all restrictions hereunder, except for applicable federal securities laws restrictions. Any securities, cash dividends or other property credited to the Restricted Stock Unit Account other than Restricted Stock Units will be paid in cash, or, in the discretion of the Administrator, in kind.

5. Compliance with Laws and Regulations. The issuance and transfer of Common Stock upon vesting of the Restricted Stock Units is subject to compliance by the Company and Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Common Stock may be listed at the time of such issuance or transfer. Grantee understands that the Company is under no obligation to register or qualify such shares of Common Stock with the Securities and Exchange Commission, any state securities commission, or any stock exchange to effect such compliance.

6. Tax Withholding. As a condition to payment under Section 4 hereof, Grantee agrees that no later than the date as of which the Restricted Stock Units vest, Grantee shall pay to the Company (in cash or to the extent permitted by the Administrator, by tendering shares of Common Stock held by Grantee, including shares that otherwise would be issued and transferred to Participant as payment upon vesting of the Restricted Stock Units (“Share Withholding”), with a Fair Market Value on the date the Restricted Stock Units vest equal to the amount of Grantee’s minimum statutory tax withholding liability, or to the extent permitted by the Administrator, a combination thereof) any federal, state, or local taxes of any kind required by law to be withheld with respect to the Restricted Stock Units for which the restrictions lapse. Alternatively, the Company or its Subsidiaries will, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Grantee (including payments due when the Restricted Stock Units vest) any federal, state, or local taxes of any kind required by law to be withheld with respect to such Restricted Stock Units.

7. Nontransferability. This Award is not transferable.

8. No Right to Continued Service. Nothing in the Plan or this Agreement confers on Grantee any right to continue to serve as an Employee, Director or Consultant of the Company or any Subsidiary, or limits in any way the right of the Company or any Subsidiary to terminate Grantee’s Service to the Company or any Subsidiary, with or without Cause.

9. Representations and Warranties of Grantee. Grantee represents and warrants to the Company that:

(a) Agrees to Terms of the Plan. Grantee has received a copy of the Plan and has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions. Grantee acknowledges that there may be adverse tax consequences upon the vesting of Restricted Stock Units or thereafter if the Award is paid and Grantee later disposes of the shares of Common Stock, and that Grantee should consult a tax advisor prior to such time.

(b) Cooperation. The Grantee agrees to sign such additional documentation as the Company may reasonably require from time to time.

10. Modification. The Agreement must not be amended or modified except in writing signed by both parties.

11. Plan. Except as otherwise provided herein, or unless the context clearly indicates otherwise, capitalized terms used but not defined herein have the same definitions as provided in the Plan. The terms and provisions of the Plan are incorporated herein by reference, and the Grantee hereby acknowledges receiving a copy of the Plan. This Agreement and the Plan constitute the entire agreement of the parties and supercede all prior undertakings and agreements with respect to the subject matter hereof. In the event of any inconsistency between the nondiscretionary terms and provisions of this Agreement and the Plan, the Plan will govern.

12. Interpretation. In the event of any dispute regarding the interpretation of this Agreement, Grantee, the Company, or both shall submit such dispute to the Administrator for review. The resolution of such a dispute by the Administrator shall be final and binding on the Company and Grantee.

13. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement is binding upon Grantee and Grantee’s heirs, executors, administrators, legal representatives, successors and assigns.

14. Governing Law. This Agreement is to be governed by and construed in accordance with the laws of the State of Delaware without giving effect to its conflict of law principles. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

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